LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                                    STATE OF INCORPORATION

AA DCAP Greenbrook Inc. (1)                                New Jersey
AARD-VARK Agency, Ltd.(2)                                  New York
Baron Cycle, Inc.(3)                                       New York
Barry Scott Acquisition Corp.(3)                           New York
Barry Scott Agency Inc.(3)                                 New York
Barry Scott Companies, Inc.(4)                             Delaware
Blast Acquisition Corp.                                    Delaware
Dealers Choice Automotive Planning Inc.                    New York
DCAP Management Corp.                                      New York
DCAP White Plains, Inc.                                    New York
IAH, Inc.                                                  Delaware
Intandem Corp.                                             New York
Payments Inc.                                              New York
The White Plains Agency Inc.                               New York
1-800-Income Tax, Inc.                                     New York

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(1)  Company owns 50% of outstanding Common Stock.
(2)  A wholly-owned subsidiary of Barry Scott Acquisition Corp.
(3)  A  wholly-owned subsidiary of Barry Scott Companies, Inc.
(4)  A wholly-owned subsidiary of Blast Acquisition Corp.





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